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                                 EXHIBIT 99.1

                                     PROXY

Special Meeting of the Shareholders of       (The Proxy is Solicited on Behalf
Sun Capital Bancorp                                 of the Board of Directors)


    The undersigned hereby appoints D. E. Schmutz, John W. Allen, and Noall
J. Bennett, and each of them, proxies, with full power of substitution, to vote the shares of common stock of Sun Capital Bancorp ("Sun Capital") which the undersigned is entitled to vote at the meeting of shareholders of Sun Capital to be held at 60 South 100 East, St. George, Utah 84770 on December ____, 1996 at ___ .m., local time, or any adjournment(s) thereof (the "Special Meeting"), such proxies being directed to vote as specified below. If no instructions are specified, such proxies will be voted "FOR" each proposal.

    To vote in accordance with the board of directors' recommendations, sign below; the "FOR" boxes may, but need not be, checked. To vote against any of the recommendations, check the appropriate box(es) marked "AGAINST," below.

          (1) To approve an Agreement and Plan of Merger dated as of September 24, 1996 entered into by and between U. S. Bancorp, an Oregon corporation, and Sun Capital, pursuant to which Sun Capital will be merged with and into U. S. Bancorp; and

                FOR               AGAINST                 ABSTAIN
                    ------                ------                  -----

          (2) To transact such other business as may properly come before the Special Meeting.

                FOR               AGAINST                 ABSTAIN
                    ------                ------                  -----

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF SUN CAPITAL. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Dated:                                  No. of Shares:


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Signature                               Signature (if held jointly)



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Print Name                              Print Name

PLEASE MARK, SIGN, DATE, AND RETURN PROXY TO:

                            Sun Capital Bancorp
                            60 South 100 East
                            St. George, Utah  84770